UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 20, 2019

Walmart Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716-0215
(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:
(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share 1.900% Notes Due 2022 2.550% Notes Due 2026	WMT	New York Stock Exchange New York Stock Exchange New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01.    Other Events.

As previously reported, the Audit Committee of the Board of Directors (the "Audit Committee") of Walmart Inc. (the "Company") conducted an internal investigation into, among other things, alleged violations of the U.S. Foreign Corrupt Practices Act ("FCPA") and other alleged crimes or misconduct in connection with the Company's foreign subsidiaries, including Wal-Mart de México, S.A.B. de C.V., and whether prior allegations of such violations and/or misconduct were appropriately handled by the Company. In November 2011, the Company voluntarily disclosed that investigative activity to the U.S. Department of Justice (the "DOJ") and the Securities and Exchange Commission (the "SEC"), with the DOJ and the SEC opening related investigations of the Company. The Audit Committee and the Company also investigated allegations of FCPA violations in foreign subsidiaries in Brazil, India, and China, and engaged outside counsel from a number of law firms and other advisors who assisted the investigation of all of these matters. As previously reported, the Company also conducted a voluntary global review of its policies, practices and internal controls for anti-corruption compliance and strengthened and enhanced its global anti-corruption compliance program.

Throughout the investigative process, the Company cooperated with the DOJ and the SEC, and on June 20, 2019, the Company announced it has agreed to resolve the investigations with the DOJ and the SEC collectively for a payment of $282.65 million consisting of a combination of penalties, disgorgement and interest (the "Settlement Amount"), and has agreed to maintain ongoing compliance programs and follow certain reporting and monitorship obligations. Previously, the Company accrued approximately $283 million in its prior years' financial statements in anticipated settlement of these matters. Accordingly, there will not be any impact on the Company's results of operations when the Settlement Amount is paid, and the payment of the Settlement Amount will not have further meaningful impact on the Company's financial condition.

The resolution of the investigations with the DOJ and SEC includes:

(1)
A non-prosecution agreement (the "NPA") dated June 20, 2019, between the DOJ and the Company for a three-year term, which, among other things, requires a payment of a $137.96 million penalty, maintenance of the Company's anti-corruption compliance program, reporting obligations for three years, and a limited monitorship with a third party for two years regarding the anti-corruption compliance program, with the possibility of a third year pending the results of the monitorship during the initial two-year period. The DOJ agreed that it will not prosecute the Company for any conduct described in the NPA provided that the Company performs its obligations under the NPA for the three-year term.

(2)
A plea agreement (the "Plea Agreement") dated June 20, 2019, entered into for a three-year term by the DOJ and WMT Brasilia S.a.r.l., an indirect wholly-owned foreign subsidiary of the Company ("WMT Brasilia") that previously owned a majority stake of the Company's Brazilian business. Through the Plea Agreement, entered in the United States District Court for the Eastern District of Virginia, WMT Brasilia pled guilty to one count of causing a books and records violation of the FCPA. WMT Brasilia has agreed to pay a $4.3 million penalty, including forfeiture, that will be deducted from the amount owed by the Company under the NPA.

(3)
A Cease-and-Desist Order entered into by the SEC in a civil administrative proceeding (the "SEC Order"), the entry of which the Company consented to, dated June 20, 2019, with respect to certain violations of the books and records and internal controls provisions of the FCPA. The Company agreed to pay $144.69 million in disgorgement and interest, make certain reports to the SEC on its anti-corruption compliance and remediation efforts for two years, and cease and desist any violations of the books and records and internal controls provisions of the FCPA.

On June 20, 2019, the Company also agreed to enter into an Administrative Agreement with the U.S. Environmental Protection Agency (the "EPA") for a three-year term, which replaces the interim administrative agreement between the Company and the EPA dated May 28, 2013. The May 28, 2013 agreement arose as part of a settlement by the Company regarding certain hazardous waste materials matters with several governmental authorities. The new EPA agreement, among other things, will resolve any debarment or suspension as to participation in federal government programs by the Company due to the NPA, the Plea Agreement, and the SEC Order, provided that the Company fulfills the terms and conditions of the new agreement, will require reporting by the Company to the EPA periodically during the three-year term, and will require a new, limited two-year monitorship. The monitor referenced above to be engaged by the Company under the NPA will also monitor compliance with the new EPA agreement. If the DOJ monitorship is extended as referenced above, the EPA monitorship also may be extended for an additional year.

In addition, the Company expects to incur costs in implementing the settlement and may incur costs in responding to any new civil or regulatory actions. The Company does not presently believe that these matters will have a material adverse effect on its business, financial position, results of operations, or cash flows.

A copy of the press release announcing the resolution of the investigations is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
99.1	Press Release dated June 20, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2019
WALMART INC.

By:	/s/Gordon Y. Allison
Gordon Y. Allison
Senior Vice President-Chief Counsel, Finance and Corporate Governance